EXHIBIT 11

                          Independent Auditors' Consent


     We consent to the incorporation by reference in this Post-Effective Amendment No.13 to the Registration Statement (1933 Act File No. 33-30085) of The Wright EquiFund Equity Trust of our report dated January 31, 1997 which is incorporated by reference in the Statement of Additional Information and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus which is part of such Registration Statement.

     We also consent to the reference to our Firm under the caption "Financial Statements" in the Statement of Additional Information of the Registration Statement.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 28, 1997